EXHIBIT 16


                                                                   April 5, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have had an opportunity to review the disclosures made by Sussex Bancorp ("Sussex") in its current report on Form 8-K which is to be filed with the Securities and Exchange Commission ("SEC").

Pursuant to Item 304(a)(3) of Regulation S-B, we are required to furnish Sussex with a letter addressed to the SEC stating whether or not we agree with the statements made by Sussex in the 8-K regarding our replacement as the independent auditors of Sussex, and, if not, stating the respects in which we do not agree.

We agree with the statements made by Sussex in Item 4 of the 8-K regarding our replacement as the independent auditors of Sussex.


                                                Very truly yours,


                                                /s/ Radics & Co., LLC
                                                ---------------------
                                                Radics & Co., LLC